Exhibit 3.2.67

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Kenneth Earl MacKenzie	c/o Goodwin, Procter & _oar 28 State Street Boston, Massachusetts 02109

The above-named incorporator(s) do/does hereby associate (himself) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.	The name by which the corporation shall be known is:

Sack Theatres, Inc.

2.	The purpose for which the corporation is formed is as follows:

(a).	To conduct public exhibitions of motion pictures; and,

(b).	To carry on any other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to the purpose referred to in the foregoing paragraph.

Note: If the space provided under any article or item on this form is insufficient, a______ shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Addition ______e than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indi____.

NOTE: ONCE DOCUMENT IS ACCEPTED AND FILED, CHANGES MUST BE BY AMENDMENT OR CERTIFICATE OF CHANGE ONLY!

/s/ Illegible	/s/ Illegible		7
Examiner	Name Approved	C ☐ P ☑ M ☐ R.A. ☐	P.C.

3.	The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$
Common		10,000	$1.00		10,000

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders or of any class of stockholders:

See Attached Other Lawful Provisions

_____________ are no provisions state “None”.

Article 6

Other Lawful Provisions

Article 6A. INDEMNIFICATION

1. Except as limited by law or as provided in Paragraphs 2 and 3, each Officer of this Corporation (and his heirs and personal representatives) shall be indemnified by this Corporation against all Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan.

2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation, or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

3. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation, or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

4. To the extent authorized by the Board of Directors or the stockholders, this Corporation may pay indemnification in advance of final disposition of a Proceeding, upon receipt of an undertaking by the person indemnified to repay such indemnification if it shall be established that he is not entitled to indemnification by an adjudication under Paragraph 2 or by an opinion of counsel under Paragraph 3 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

5. For the purposes of this Article.

(a) “Officer” means any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors;

(b) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

(c) “Expense” means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

6. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Article 6B. TRANSACTIONS WITH INTERESTED PERSONS

1. Unless entered into in bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

2. For the purposes of this Article, “Interested Person” means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization or this Corporation is in any way interested.

3. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

4. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

Article 6C. STOCKHOLDERS’ MEETINGS

Meetings of Stockholders of this Corporation may be held anywhere in the United States.

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Article 6D. AMENDMENT OF BY-LAWS

The By-Laws may provide that the Board of Directors as well as the stockholders may make, amend or repeal the By-Laws of this Corporation, except with respect to any provision thereof which by law, by these Articles or by the By-Laws requires action by the Stockholders.

Article 6E. ACTING AS A PARTNER

This Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

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7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation of Massachusetts is:

  141 Tremont Street, Boston, Massachusetts 02111

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	A. Alan Friedberg	42 Chestnut Street Boston, MA 02108	141 Tremont Street Boston, MA 02111

Treasurer:	Harold L. Miller	28 Craig Street Milton, MA 02186	141 Tremont Street Boston, MA 02111

Clerk:	William Glazer	151 Tremont Street Boston, MA 02111	141 Tremont Street Boston, MA 02111

Directors:	Warrin C. Meyers	111 East Mill Road _____, PA 19031	One Plymouth Meeting Suite 511 Plymouth Meeting, PA 19462

	Langhorne Smith	7036 Gosh_n Road Newtown Square, PA 19073	One Plymouth Meeting Suite 511 Plymouth Meeting, PA 19462

	A. Alan Friedberg	42 Chestnut Street Boston, MA 02108	141 Tremont Street Boston, MA 02111

c.	The date initially adopted on which the corporation’s fiscal year ends is:

   February 28

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

   The first Tuesday in June

e.	The name and business address of the resident agent, if any, of the corporation is:

   Not Applicable

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 20th day of November 1985

/s/ Illegible

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

FEDERAL IDENTIFICATION

NO. 04-2897798

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Bryan Berndt. Vice President, and John C. McBride. Jr, Assistant Clerk

of Sack Theatres, Inc.,

(Exact name of corporation)

located at Assembly Square, 35 Middlesex, Somerville, MA 02145

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Four

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

                 *                     shares of                              *                                     of                  *                     shares

outstanding,

(type, class & series, if any)

                         shares of                                                               of                      shares outstanding, and

(type, class & series, if any)

                         shares of                                                               of                      shares outstanding,

(type, class & series, if any)

*	In accordance with Chapter 156B, Section 73 of Massachusetts General Law, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction of a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40375, confirmed and approved on March 1, 2002.

Note: If the space provided under any article or item an this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

/s/ Illegible	/s/ Illegible		4
Examiner	Name Approved	C ☐ P ☐ M ☐ R.A. ☐	P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Article Four of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                                               .

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of March, 2002.

/s/ Illegible	, Vice President,

/s/ Illegible	, Assistant Clerk

* Delete the inapplicable words.